Exhibit 10.5

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of October 21, 2008 by and between Stephen Muzi, (“Executive”), and VIASPACE Green Energy Inc. (“VGE”) a British Virgin Islands corporation having its principal office at 171 N. Altadena Drive, Pasadena, California 91107 .

WHEREAS, VGE and Executive are parties to a Securities Purchase Agreement dated as of October 21, 2008 (“Purchase Agreement”), and all capitalized terms not defined herein have the meanings given in the Purchase Agreement;

WHEREAS, VGE believes that Executive provides unique advisory and management services for VGE and wishes to retain the continued services of Executive as its Chief Financial Officer, Treasurer and Secretary;

WHEREAS, VGE and Executive have reached an understanding with respect to Executive’s employment with VGE for a two year period commencing as of the date of this Agreement; and

WHEREAS, VGE and Executive desire to evidence their agreement in writing and to provide for the employment of Executive by VGE on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the foregoing facts, the mutual covenants and agreements contained herein and other good and valuable consideration, the parties hereby agree as follows:

1. Employment, Duties and Acceptance.

1.1 Effective as of the date of this Agreement, VGE hereby agrees to the employment of Executive as its Chief Financial Officer, Treasurer and Secretary, and Executive hereby accepts such employment on the terms and conditions contained in this Agreement. During the term of this Agreement, Executive shall make himself available to VGE and to any of its subsidiaries or affiliates as directed to pursue the business of VGE subject to the supervision and direction of the Chief Executive Officer of VGE.

1.2 VGE may assign Executive such general management and supervisory responsibilities and executive duties for VGE as are appropriate and commensurate with Executive’s position as Chief Financial Officer, Treasurer and Secretary of VGE.

1.3 Executive accepts such employment and agrees to devote substantially all of his business time, energies and attention to the performance of his duties hereunder and as an executive officer or director of subsidiaries of VGE. Nothing herein shall be construed as preventing Executive from making and supervising investments on a personal or family basis (including trusts, funds and investment entities in which Executive or members of his family have an interest); provided, however, that these activities do not materially interfere with the performance of his duties hereunder or violate the provisions of Section 4.4 hereof.

2. Compensation and Benefits.

2.1 VGE shall pay to Executive a salary at an annual base rate of not less than $180,000 for the term hereof, beginning in the seventh (7th) month after the date of this Agreement, not less frequently than twice per month.

2.2 VGE shall also pay to Executive such bonuses as may be determined from time to time by the VGE Board of Directors. In determining the annual bonus to be paid to Executive, the VGE Board may, among other factors they believe to be appropriate, consider, and give varying degrees of importance to, Executive’s contribution to the following:

(a) achievement by VGE of specific identified targets selected by the CEO and agreed to by Executive from time to time, including without limitation targets based on increased revenue and profits from the artwork business and the grass business;

(b) the attraction and retention of key executive personnel by VGE;

(c) satisfaction of VGE’s capital requirements;

(d) the establishment and achievement of VGE goals;

(e) growth in VGE’s perceived value; and

(f) such other criteria as the VGE Board deems to be relevant.

2.3 Executive shall be entitled to such insurance and other benefits if offered by VGE, including, among others, medical and dental, subject to applicable waiting periods and other conditions which may be generally applicable.

2.4 Executive shall be entitled to 15 days of paid time off in each year beginning on the date of employment.

2.5 VGE will pay or reimburse Executive for all reasonable or otherwise duly authorized transportation, hotel and other expenses incurred by Executive on business trips (including coach class air travel) and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of VGE against itemized receipts submitted with respect to any such expenses.

3. Term and Termination.

3.1 The initial term of this Agreement commences as of the date of this Agreement and, unless sooner terminated as herein provided, shall continue for two (2) years. The initial term may be extended by Executive for two additional one-year periods.

3.2 If Executive dies during the term of this Agreement, this Agreement shall thereupon terminate, except that VGE shall pay to the legal representative of Executive’s estate the base salary due Executive at the time of death, including previously accrued but unpaid bonuses, expense reimbursements and accrued but unused paid time off pay.

3.3 If Executive shall be rendered incapable by an incapacitating illness or disability (either physical or mental) of complying with the terms, provisions and conditions hereof on his part to be performed for a period in excess of 180 consecutive days during any consecutive twelve (12) month period, then VGE, at its option, may terminate this Agreement by written notice to Executive. VGE shall pay to Executive all amounts owing to Executive at the time of termination, including for previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay.

3.4 VGE, by notice to Executive, may terminate this Agreement for Cause. As used herein, “Cause” means (a) the refusal in bad faith by Executive to carry out specific written directions of the Board, (b) intentional fraud or dishonest action by Executive in his relations with VGE, (“dishonest” for these purposes shall mean Executive’s knowingly making of a material misstatement to the Board for the purpose of obtaining direct personal benefit); (c) the conviction of Executive of any crime involving an act of significant moral turpitude; (d) any act (or failure to act), knowingly committed by Executive, that is in violation of written VGE policies, this Agreement or VGE’s written agreements with third parties and that is materially damaging to the business or reputation of VGE as determined in good faith by the CEO. Notwithstanding the foregoing, no Cause for termination shall be deemed to exist with respect to Executive’s acts described in clause (a) or (b) or (d) above, unless the CEO shall have given written notice to Executive (after five (5) days advance written notice to Executive and a reasonable opportunity to Executive to present his views with respect to the existence of Cause), specifying the Cause with particularity and, within twenty (20) business days after such notice, Executive shall not have disputed the CEO’s determination or in reasonably good faith taken action to cure or eliminate prospectively the problem or thing giving rise to such Cause.

3.5 Executive, by notice to VGE, may terminate this Agreement if a Good Reason exists. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following circumstances without Executive’s prior express written consent: (a) a material adverse change in the nature of Executive’s title, duties or responsibilities with VGE that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) a material breach of this Agreement by VGE; (c) a failure by VGE to make any payment to Executive when due, unless the payment is not material and is being contested by VGE, in good faith.

3.6 If Executive’s employment with VGE is terminated without Cause or for Good Reason, Executive shall be entitled to receive all salary and benefits due to Executive during the term of this agreement, and all Executive’s stock options, if any, shall vest on the date of termination.

Notwithstanding the foregoing, no Good Reason shall be deemed to exist with respect to VGE’s acts described in clauses (a), (b) or (c) above, unless Executive shall have given written notice to VGE specifying the Good Reason with reasonable particularity and, within twenty (20) business days after such notice, VGE shall not have cured or eliminated the problem or thing giving rise to such Good Reason.

3.7 If the Second Closing fails to occur by the Second Closing Date, this Agreement shall automatically terminate and neither party shall owe any obligations whatsoever to the other party under this Agreement, provided that VGE shall remain obligated under the provisions of Section 5.2 and shall pay to Executive all amounts owing to Executive at the time of termination, including for previously accrued but unpaid bonuses and expense reimbursements.

4. Protection of Confidential Information; Non-Competition; Corporate Opportunities.

4.1 Executive acknowledges that:

(a) As a result of his employment with VGE, Executive will obtain secret and confidential information concerning the business of VGE and its subsidiaries and affiliates (referred to collectively in this Article 4 as VGE), including, without limitation, financial information, designs and other proprietary rights, trade secrets and know-how, customers and sources (“Confidential Information”).

(b) Any business opportunities of which Executive becomes aware related to the grass business described in Section 3.17(e) of the Purchase Agreement (“Grass Business”) or the framed artwork business shall be deemed corporate opportunities of VGE and Executive shall refer all such business opportunities to VGE.

(c) Pursuant to the Purchase Agreement, VGE is purchasing companies engaged in the Grass Business and the framed artwork business (each a “Competitive Business”).

(d) VGE will suffer substantial damage which will be difficult to compute if, during the period of his employment with VGE or thereafter, Executive should enter into a Competitive Business with VGE or divulge Confidential Information.

(e) The provisions of this Agreement are reasonable and necessary for the protection of the business of VGE.

4.2 Executive agrees that he will not at any time, either during the term of this Agreement or any time thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with VGE, except (i) in the course of performing his duties hereunder, (ii) to the extent that any such information is in the public domain other than as a result of Executive’s breach of any of his obligations hereunder, (iii) where required to be disclosed by court order, subpoena or other government process or (iv) if such disclosure is made without Executive’s knowing intent to cause material harm to VGE. If Executive shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, VGE and, at VGE’s expense, Executive shall: (a) take reasonably necessary and lawful steps required by VGE to defend against the enforcement of such subpoena, court order or other government process, and (b) permit VGE to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

4.3 Upon termination of his employment with VGE, Executive will promptly deliver to VGE all memoranda, notes, records, reports, manuals, drawings, blue-prints and other documents (and all copies thereof) relating to the business of VGE and all property associated therewith, which he may then possess or have under his control; provided, however, that Executive shall be entitled to retain one copy of such documents for his personal use and records.

4.4 During the period commencing upon the date of this Agreement and terminating three years after termination of employment, Executive, without the prior written permission of VGE, shall not for any reason whatsoever, (i) enter into the employment of or render any services to any person, firm or corporation engaged in any business which is in the Competitive Business; (ii) engage in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee consultant, advisor or in any other relationship or capacity; (iii) employ, or have or cause any other person or entity to employ, any person who was employed by VGE at the time of termination of Executive’s employment by VGE (other than Executive’s personal secretary and assistant); or (iv) solicit, interfere with, or endeavor to entice away from VGE, for the benefit of a Competitive Business, any of its customers. Notwithstanding the foregoing, (i) Executive shall not be precluded from investing and managing the investment of, his or his family’s assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning or otherwise controlling or managing, at any time, more than 2% of any class of the publicly-traded equity securities of such Competitive Business.

4.5 If Executive commits a breach of any of the provisions of Sections 4.2 or 4.4, VGE shall have the right:

(a) to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to VGE are of a special, unique and extraordinary character and that any breach or threatened breach will cause irreparable injury to VGE and that money damages will not provide an adequate remedy to VGE;

(b) to require Executive to account for and pay over to VGE all monetary damages awarded in a non-appealable judgment by a court of law of competent jurisdiction as the result of any actions constituting a breach of any of the provisions of Section 4.2 or 4.4, and Executive hereby agrees to account for and pay over such damages to VGE (up to the maximum of all payments made under the Agreement); and

(c) to not perform any obligation owed to Executive under this Agreement, to the fullest extent permitted by law. VGE shall also have the right, to the fullest extent permitted by law, to adjust any amount due and owing or to be due and owing to Executive, whether under this Agreement or any other agreement between VGE and Executive in order to satisfy any losses to VGE as a result of Executive’s breach.

4.6 If Executive shall violate any covenant contained in Section 4.4, the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

4.7 If any provision of Sections 4.2 or 4.4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall not have the power to modify such scope, duration, or area, or all of them and such provision or provisions shall be void ab initio.

5. Miscellaneous Provisions.

5.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when transmitted by electronic means, or when mailed first class postage prepared, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 5.1. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

If to Executive		Stephen Muzi
c/o VIASPACE INC.
171 N. Altadena Dr.
Pasadena, California 91107
Telephone: (626) 768-3364
Facsimile: (626) 578-9269
Email: muzi@viaspace.com
If to VGE:		VIASPACE Green Energy Inc.
c/o VIASPACE INC.
171 N. Altadena Dr.
Pasadena, California 91107
Attention: Carl Kukkonen
Telephone: (626) 768-3360
Facsimile: (626) 578-9063
	Email:	Kukkonen@viaspace.com

5.2 VGE, shall to the fullest extent permitted by law, indemnify Executive for any liability, damages, losses, costs and expenses arising out of alleged or actual claims (collectively, “Claims”) made against Executive for any actions or omissions as an officer and/or director of VGE or its subsidiary. To the extent that VGE obtains director and officers insurance coverage for any period in which Executive was an officer, director or consultant to VGE, Executive shall be a named insured and shall be entitled to coverage thereunder.

5.3 The provisions of Article 4 and Section 5.2 and any provisions relating to payments owed to Executive after termination of employment shall survive termination of this Agreement for any reason.

5.4 This Agreement sets forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

5.5 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the laws of California applicable to agreements made and to be performed entirely in California.

5.6 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of VGE. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive’s heirs and legal representatives.

5.7 Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

“VGE”	“EXECUTIVE”
VIASPACE GREEN ENERGY INC.	/s/ STEPHEN MUZI STEPHEN MUZI
By: /s/ CARL KUKKONEN
Title CEO